Exhibit 99.102(g)(1)(ii)

SCHEDULE I

The Victory Institutional Funds

1.                                       Institutional Diversified Stock Fund

The Victory Portfolios

1.                                       Balanced Fund, Classes A, C, I and R Shares

2.                                       Core Bond Index Fund,  Classes A and I Shares

3.                                       Diversified Stock Fund, Classes A, C, I, R and Y Shares

4.                                       Dividend Growth Fund, Classes A, C, I, R and Y Shares

5.                                       Established Value Fund, Classes A, I, R and Y Shares

6.                                       Fund for Income, Classes A, C, I, R and Y Shares

7.                                       Investment Grade Convertible Fund, Classes A and I Shares

8.                                       Large Cap Growth Fund, Classes A, C, I, R and Y Shares

9.                                       National Municipal Bond Fund, Classes A and Y Shares

10.                                 Ohio Municipal Bond Fund, Class A Shares

11.                                 Small Company Opportunity Fund, Classes A, I, R and Y Shares

12.                                 Special Value Fund, Classes A, C, I, R and Y Shares

13.                                 Stock Index Fund, Classes A and R Shares

The Victory Variable Insurance Funds

1.                                       Diversified Stock Fund, Class A Shares

As of October 24, 2012.